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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Proxy Statement constituting part of this Registration Statement on Form S-4 of First American Corporation of our report dated August 11, 1995 appearing on page 101 of Charter Federal Savings Bank's Annual Report on Form 10-K for the year ended June 30, 1995. We also consent to the reference to us under the headings "Experts" in such Proxy Statement.

/s/  Price Waterhouse LLP

PRICE WATERHOUSE LLP

Atlanta, Georgia
August 11, 1995